EXHIBIT 99.1

U.S. FDA Grants Fast Track Designation for BioCryst’s BCX7353

RESEARCH TRIANGLE PARK, N.C., Aug. 06, 2018 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX), a pharmaceutical company focused on the development and commercialization of treatments for rare diseases, today announced that the Company has been granted Fast Track Designation by the U.S. Food and Drug Administration (FDA) for BCX7353 for the prevention of angioedema attacks in patients with hereditary angioedema (HAE).

Fast Track Designation provides opportunities for frequent interactions with the FDA during development of a product candidate and provides the opportunity for priority review if supported by clinical data at the time of the new drug application (NDA) submission.

“Fast Track Designation from the FDA serves as another indicator of the importance of BCX7353 to meet an unmet medical need for HAE patients in the U.S.,” said Jon P. Stonehouse, President & Chief Executive Officer. “We remain focused on completing the Phase 3 program and preparing for an NDA filing in the second half of 2019.”

About BCX7353

Discovered by BioCryst, BCX7353 is a novel, oral, once-daily, selective inhibitor of plasma kallikrein currently in development for the prevention and treatment of angioedema attacks in patients diagnosed with HAE. BCX7353 was generally safe and well tolerated in the Phase 2 APeX-1 clinical trial. BioCryst is currently conducting the Phase 3 APeX-2 clinical trial and the long-term safety APeX-S clinical trial, both evaluating two dosage strengths of BCX7353 administered orally once-daily as a preventive treatment to reduce the frequency of attacks in patients with HAE. BioCryst is also conducting the ZENITH-1 clinical trial. ZENITH-1 is a proof-of-concept Phase 2 clinical trial testing an oral liquid formulation of BCX7353 for the acute treatment of angioedema attacks.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small-molecule medicines that address both common and rare conditions. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, galidesivir, a potential treatment for filoviruses, and a preclinical program to develop oral ALK-2 inhibitors for the treatment of fibrodysplasia ossificans progressiva (FOP). RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that developing any HAE product candidate may take longer or may be more expensive than planned; that ongoing and future preclinical and clinical development of HAE second generation drug candidates (including ZENITH-1, APeX-2, APeX-S, and APeX-J) may not have positive results; that BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; that the Company may not advance human clinical trials with product candidates as expected; that the FDA, EMA or other applicable regulatory agency may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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CONTACT:    Thomas Staab, BioCryst Pharmaceuticals, +1-919-859-7910